UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

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Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

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Maryland	333-151665	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On July 1, 2009, James S. Balloun, 71, John S. Day, 60, and Neil Williams, 73, were appointed as non-executive members of the Board of Directors (the “Board”), effective immediately. Each of Messrs. Balloun, Day and Williams became members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee upon their appointment to the Board.

There is no information to report regarding Messrs. Balloun, Day or Williams’ transactions with related persons required by Item 5.02(d)(4) of Form 8-K.

Under our arrangements for director compensation, each non-executive director has received a one-time initial fee of $5,000 paid in cash, and will receive an annual base fee for his services of $25,000 paid in cash and an annual deferred director fee of $25,000 paid in restricted shares of our common stock under our equity incentive plan, which may not be sold or transferred during the non-executive director’s service on our Board. Both base and deferred director fees will be paid in installments on a quarterly basis. We will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full Board and committee meetings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby Vice President and Secretary

Date: July 6, 2009